Exhibit 99.9

PRELIMINARY PROXY

EDTECHX HOLDINGS ACQUISITION CORP.

c/o IBIS Capital Limited

22 Soho Square

London W1D 4NS

United Kingdom

+44 207 070 7080

ANNUAL MEETING

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING TO BE HELD ON

MARCH 26, 2020

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement/Prospectus in connection with the annual meeting to be held at 10:00 a.m. EDT on March 26, 2020 at the offices of Graubard Miller at The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174, and hereby appoints Benjamin Vedrenne-Cloquet and Charles McIntyre, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of common stock, of EdtechX Holdings Acquisition Corp. (“EdtechX”) registered in the name provided, which the undersigned is entitled to vote at the annual meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy Statement/Prospectus.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 (THE MERGER PROPOSAL) BELOW, “FOR” THE ELECTION OF ALL OF THE DIRECTORS IN PROPOSAL 2 BELOW, “FOR” EACH OF PROPOSALS 3A THROUGH 3D (THE CHARTER PROPOSALS) BELOW AND “FOR” PROPOSAL 4 (THE ADJOURNMENT PROPOSAL) BELOW.

THE EDTECHX BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 (THE MERGER PROPOSAL) BELOW, “FOR” THE ELECTION OF ALL OF THE DIRECTORS IN PROPOSAL 2 BELOW, “FOR” EACH OF PROPOSALS 3A THROUGH 3D (THE CHARTER PROPOSALS) BELOW AND “FOR” PROPOSAL 4 (THE ADJOURNMENT PROPOSAL) BELOW.

THE APPROVAL OF THE MERGER PROPOSAL and CHARTER PROPOSALS IS A CONDITION TO THE CONSUMMATION OF THE BUSINESS COMBINATION.

PLEASE RETURN THIS PROXY AS SOON AS POSSIBLE.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on March 26, 2020:

EdtechX’s proxy statement/prospectus are available at http://www.cstproxy.com/edtechxcorp/2020

PROXY

1.	To approve and adopt the Agreement and Plan of Reorganization, dated as of December 12, 2019, by and among EdtechX Holdings Acquisition Corp., Meten EdtechX Education Group Ltd., Meten Education Inc., Meten Education Group Ltd. and Meten International Education Group and to approve the mergers contemplated thereby	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

2.	To elect the following directors who, upon the consummation of the mergers, will be the directors of Meten EdtechX Education Group Ltd.:
		FOR	WITHHOLD
	Benjamin Vedrenne-Cloquet	[ ]	[ ]

		FOR	WITHHOLD
	Charles McIntyre	[ ]	[ ]

		FOR	WITHHOLD
	Jishuang Zhao	[ ]	[ ]

		FOR	WITHHOLD
	Siguang Peng	[ ]	[ ]

		FOR	WITHHOLD
	Yupeng Guo	[ ]	[ ]

		FOR	WITHHOLD
	Yongchao Chen	[ ]	[ ]

		FOR	WITHHOLD
	Yanli Chen	[ ]	[ ]

		FOR	WITHHOLD
	Zhiyi Xie	[ ]	[ ]

		FOR	WITHHOLD
	Ying Cheng	[ ]	[ ]

3.	To approve the following material differences between the constitutional documents of Meten EdtechX Education Group Ltd. that will be in effect upon the closing of the transactions and EdtechX’s current amended and restated certificate of incorporation:

3a.	The name of the new public entity will be “Meten EdtechX Education Group Ltd. ” as opposed to “EdtechX Holdings Acquisition Corp.”.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3b.	Meten EdtechX Education Group Ltd. has 500,000,000 ordinary shares authorized, as opposed to EdtechX Holdings Acquisition Corp. having 25,000,000 authorized shares of common stock and 1,000,000 authorized shares of preferred stock.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3c.	Meten EdtechX Education Group Ltd.’s corporate existence is perpetual as opposed to EdtechX Holdings Acquisition Corp.’s corporate existence terminating if a business combination is not consummated within a specified period of time.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3d.	Meten EdtechX Education Group Ltd.’s constitutional documents do not include the various provisions applicable only to special purpose acquisition corporations that EdtechX Holdings Acquisition Corp.’s charter contains.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

4.	To adjourn the annual meeting to a later date or dates, if necessary, if the parties are unable to consummate the mergers for any reason.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

[ ] MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

Dated: _________________________ 2020

Stockholder’s Signature

Stockholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.